UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 24, 2013

Date of Report

(Date of earliest event reported: April 23, 2013)

HARMONIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

4300 North First Street

San Jose, CA 95134

(408) 542-2500

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 7.01 Regulation FD Disclosure

The following proforma financial information was posted on the Company’s website on April 23, 2013: unaudited pro forma condensed consolidated statements of operations of the Company for the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012, and for each of the four quarters ended December 31, 2012, and GAAP to Non-GAAP net income (loss) reconciliation, financial highlights and headcount information for the respective periods, in each case giving effect to the Company’s sale of its Cable Access HFC business on March 5, 2013. This proforma financial information is filed as an exhibit to this Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Unaudited pro forma condensed consolidated statements of operations of the Company for the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012, and for each of the four quarters ended December 31, 2012, and GAAP to Non-GAAP net income (loss) reconciliation, financial highlights and headcount information for the respective periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2013	HARMONIC INC.

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver
Chief Financial Officer

Exhibits.

Exhibit Number	Description
99.1	Unaudited pro forma condensed consolidated statements of operations of the Company for the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012, and for each of the four quarters ended December 31, 2012, and GAAP to Non-GAAP net income (loss) reconciliation, financial highlights and headcount information for the respective periods.